Exhibit 10.12B
LOAN MODIFICATION AND CONSENT AGREEMENT
     This Loan Modification and Consent Agreement (“Loan Modification”) is entered into as of December 9, 2005, by and between Partners for Growth, L.P., a Delaware limited partnership with its principal place of business at 180 Pacific Avenue, San Francisco, California 94111 (“PFG”) and SONICS, INC., a Delaware corporation with its principal place of business at 1098 Alta Avenue, Suite 101, Mountain View, CA 94043 (“Borrower”).
     WHEREAS, Borrower has existing credit facilities with PFG, including a term loan (the “Term Loan”);
     WHEREAS, the Term Loan is convertible into the equity securities of Borrower and Borrower proposes to issue new equity securities into which the Term Loan could be converted;
     WHEREAS, PFG and Borrower desire to modify the Term Loan so as to clarify the securities into which the Term Loan is convertible;
     NOW, THEREFORE, in consideration of the foregoing and the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and PFG hereby agree as follows:
1. DESCRIPTION OF EXISTING TERM LOAN INDEBTEDNESS: In addition to a revolving credit facility between Borrower and PFG, Borrower is indebted to PFG pursuant to a convertible Term Loan and Security Agreement dated as of May 26, 2005, as amended from time to time (the “Loan Agreement”). The Loan Agreement is convertible into the equity securities of Borrower. Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement. The Loan Agreement and the Revolving Loan and Security Agreement, Intellectual Property Security Agreement and all other documents and instruments executed contemporaneously with the Loan Agreement are referred to herein as the “Existing Loan Documents”).
2. DESCRIPTION OF CHANGE IN TERMS.
(a)	Modification(s) to Loan Agreement. Section 1(c) of the Schedule to the Loan Agreement is hereby amended to read in its entirety as follows:
“ (c) PFG Conversion:     At any time prior to the Maturity Date, PFG may at its option convert: (i) one-half of the principal amount of the Loan (or any part thereof) into the Borrower’s Series C Preferred Stock at a conversion price of $0.50 per share (subject to adjustment, as set forth below), and (ii) one-half of the principal amount of the Loan (or any part thereof) into the Borrower’s Series D Preferred Stock at a conversion price of $1.00 per share (subject to adjustment, as set forth below). The conversion price of the Series C Preferred Stock and the Series D Preferred Stock, and the securities issuable upon conversion, are subject to adjustment for stock splits, combinations, reclassifications and similar transactions. If (i) the Company completes a public offering of its Common Stock, and (ii) all of the Preferred stock of Borrower converts to Common Stock as part of such public offering, and (iii) PFG does not exercise its conversion option at such time, then the Loan shall cease to be convertible into Series C Preferred Stock and Series D Preferred Stock and instead shall be convertible (at such time as PFG may determine in its discretion) into the Company’s Common Stock at the same ratio and upon the same basis that such Loan was previously convertible into such Series C Preferred Stock and Series D Preferred Stock, adjusted as necessary in the event that the Series C Preferred Stock or the Series D Preferred Stock are convertible into Common Stock at other than a 1 to 1 ratio. PFG may exercise its right to convert the Loan or part thereof by telecopying or otherwise delivering an executed and completed notice specifying the portion of the Loan to be converted into Borrower’s stock (a “Conversion Notice”). Each date on which a Conversion Notice is telecopied or delivered to the Company in accordance with the provisions hereof shall be deemed a Conversion Date. Pursuant to the terms of the Conversion Notice, the Company will procure the issue of stock certificates for the Conversion Stock within five (5) business days of the delivery of the Conversion Notice.”
4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
5. CONSENT TO FINANCING. PFG hereby agrees that the proposed sale of the Borrower’s Series D Preferred Stock (the “Series D Preferred Stock Financing”) complies with the terms of Section 6.1(m) of the Loan Agreement and shall not be deemed to be an Event of Default thereunder.
6. REPRESENTATION BY BORROWER; WAIVER. Borrower represents and warrants to PFG that Borrower has not received notice from any of the holders of its Preferred Stock that they intend to exercise any anti-dilution rights they may have under the Amended and Restated Certificate of Incorporation of Borrower. Subject to the truth and accuracy of the foregoing representation of Borrower, PFG hereby waives any noncompliance by the Borrower with Section 4.8 of the Loan Agreement and Section 5.7 of the Revolving Loan and Security Agreement between PFG and Borrower, dated May 26, 2005, and acknowledges that the Borrower will satisfy its duties thereunder upon filing its proposed Sixth Amended and Restated Certificate of Incorporation in connection with the Series D Preferred Stock Financing.
7. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the Loan Agreement, PFG is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification, the terms of the Existing Loan Documents remain unchanged and in full force and effect. This Loan Modification shall in no way obligate PFG to make any future consents, waivers or modifications to the Existing Loan Documents. Nothing in this Loan Modification shall constitute a satisfaction of the Indebtedness. Except as set forth in Section 6 above, nothing in this Loan Modification shall constitute a waiver of any default under the Existing Loan Documents. It is the intention of PFG and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by PFG in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification.
7. CONDITIONS. The effectiveness of this Loan Modification is conditioned upon (a) the closing of Borrower’s Series D Preferred Stock Financing, as contemplated in the Series D Preferred Stock Financing agreements delivered to PFG, (b) receipt by PFG of a fully executed counterpart hereof, (c) receipt by PFG of two duly-executed warrants replacing the Warrant issued to PFG on May 26, 2005 (the “Original Warrant”) in the form of the Original Warrant but reflecting the parties’ agreement that the Warrant will be exercisable for and convertible into 600,000 shares of Borrower’s Series C Preferred Stock (on a pre-reverse split basis) at an exercise/conversion price of $0.50 and 300,000 shares of Borrower’s Series D Preferred Stock at an exercise/conversion price of $1.00 (each subject to adjustment as set forth in the Warrant), (d) the surrender by PFG of the Original Warrant in exchange for the replacement warrant(s) described in subsection (c) above, and (e) Borrower’s compliance with its covenant set forth in Section 5(a) of the Schedule to the Loan Agreement.
8. MISCELLANEOUS. The quotation marks around modified clauses set forth herein and any differing font styles in which such clauses are presented herein are for ease of reading only and shall be ignored for purposes of construing and interpreting this Loan Modification.

     This Loan Modification is executed as of the date first written above.

Borrower: SONICS, INC.		PARTNERS FOR GROWTH, L.P.

By	/s/ Grant A. Pierce President or Vice President	By Name:	/s/ Andrew W. Kahn Andrew W. Kahn
		Title:	Manager, Partners for Growth, LLC Its General Partner

By	/s/ Drew Wingard

Secretary or Ass’t Secretary

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